                                                                       EXHIBIT C

                      COLONIAL REALTY LIMITED PARTNERSHIP
                      CONSOLIDATED AND COMBINED INCLUDING
                             PREDECESSOR BUSINESS
                        EARNINGS TO FIXED CHARGES RATIO



                                     Six Months Ended                              Year Ended December 31
                                     ----------------    ------------------------------------------------------------------------
                                      June 30, 1996          1995           1994           1993          1992            1991
                                     ----------------   ------------   ------------   ------------   ------------    ------------

Income before gains from
    sales of property and
    extraordinary items                   $18,958,016  $  25,066,843  $  16,527,968  $   3,509,020  $    (780,119)  $  (3,365,952)
                                          -----------   ------------   ------------   ------------   ------------    ------------

Fixed charges:
    Interest expense                       10,230,852     23,972,107     10,819,643     12,771,645     14,508,800      14,654,142
    Interest expense capitalized            1,418,100        868,093        333,197            -0-        175,962         567,412
    Amortization of debts issuance
       costs and interest rate caps           990,478      2,325,070      2,292,000        736,504        249,246         292,082
                                          -----------   ------------   ------------   ------------   ------------    ------------

Total Fixed Charges                        12,639,430     27,165,270     13,444,840     13,508,149     14,934,008      15,513,636
                                          -----------   ------------   ------------   ------------   ------------    ------------

Earnings                                  $31,597,446  $  52,232,113  $  29,972,808  $  17,017,169  $  14,153,889   $  12,147,684
                                         ============   ============   ============   ============   ============    ============

Ratio of Earnings to
    Fixed Charges                                2.50           1.92           2.23           1.26            .95             .78
                                          ===========   ============   ============   ============   ============    ============

Earnings deficiency to
    cover fixed charges                           N/A            N/A            N/A             NA  $     780,119   $   3,365,952
                                          ===========   ============   ============   ============   ============    ============
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